SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 27, 2016 (June 23, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 27, 2016 (the “Closing Date”), in connection with the financing by Dynegy Inc. (the “Company”) of its previously announced acquisition of ownership interests in certain North American power generation assets from International Power, S.A., an indirect subsidiary of ENGIE S.A. (the “GSENA Thermal Assets Acquisition”):

(i)                                     Dynegy Finance IV, Inc. (“Finance IV”), a wholly-owned direct subsidiary the Company, entered into (a) a Term Loan Credit Agreement (the “Finance IV Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto, providing for a $2.0 billion senior secured term loan facility (the “Finance IV Term Loan”), and (b) an Escrow Agreement (the “Escrow Agreement”) with Wilmington Trust, National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), and Morgan Stanley Senior Funding, Inc., in its capacity as Administrative Agent under the Finance IV Credit Agreement;

(ii)                                  Finance IV borrowed the full amount of the Finance IV Term Loan and placed net proceeds thereof into an escrow account (the “Escrow Account”) pursuant to the Escrow Agreement and the Company contributed to Finance IV (for contribution into the Escrow Account) an additional amount so that the aggregate funds in the Escrow Account would be sufficient to repay the Finance IV Term Loan plus any interest that may accrue thereon for a period of six months from the Closing Date;

(iii)                               the Company, Morgan Stanley Senior Funding, Inc., as incremental term lender, BNP Paribas, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as incremental revolving lenders, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and certain subsidiaries of the Company entered into an amendment (the “Incremental Amendment”) to the Company’s existing Credit Agreement, dated as of April 23, 2013 (the “Existing Credit Agreement”), providing that (a)  upon the release of funds from the Escrow Account upon the satisfaction of the Delta Acquisition Escrow Conditions (as defined in the Finance IV Credit Agreement) (such date, the “Escrow Release Date”), (1) the incremental term loans to be issued under the Existing Credit Agreement pursuant to the Incremental Amendment may be funded pursuant to an automatic conversion of the Finance IV Term Loan into a term loan of the Company which will be deemed issued as an incremental term loan (the “Incremental Term Loan”) under the Existing Credit Agreement (the “Conversion and Deemed Issuance”) and (2) the Incremental Tranche B Revolving Loan Commitments under (and as defined in) the Existing Credit Agreement will increase in an aggregate principal amount equal to $75.0 million (the “Incremental Revolver”) and (b) on the Closing Date, the lenders party to the Existing Credit Agreement waive the Incremental Ratio Tests (as defined in the Existing Credit Agreement) with respect to the Incremental Term Loan and Incremental Revolver, as described below; and

(iv)                              the Company, the guarantors, the lenders and other parties thereto entered into a waiver to the Existing Credit Agreement, dated June 27, 2016 (the “Waiver”), providing a waiver from the lenders party thereto of the Incremental Ratio Tests (as defined in the Existing Credit Agreement) and confirmation that notwithstanding the terms of the Existing Credit Agreement or other related Credit Document (as defined in the Existing Credit Agreement), the Company may incur the Incremental Term Loan and the Incremental Revolver without regard to the satisfaction of the Incremental Ratio Tests and no default or event of default will occur as a result of any breach of the Incremental Ratio Tests.

On the Escrow Release Date, (i) it is intended that Finance IV will merge with and into the Company (with the Company as the surviving entity), (ii) the Company will use the amounts released from the Escrow Account to pay a portion of the purchase price of the GSENA Thermal Assets Acquisition and (iii) it is intended that the Conversion and Deemed Issuance will occur.  The Finance IV Credit Agreement provides that, upon the effectiveness of the Conversion and Deemed Issuance, the Finance IV Credit Agreement will (a) cease to be of force or effect and (b) be superseded by the provisions of the Existing Credit Agreement as amended by the Incremental Amendment.  If the Delta Acquisition Escrow Conditions are not satisfied on or prior to February 24, 2017 (the “GSENA Thermal Assets Acquisition Deadline”), or if the Escrow Agent is notified by Finance IV that the Delta Acquisition Agreement (as defined in the Escrow Agreement) has been terminated or Finance IV has determined that the GSENA Thermal Assets Acquisition will not be consummated on or before the GSENA Thermal Assets Acquisition Deadline (such notice being referred to as a “Termination Notice”), the Escrow Agent will, within one business day, liquidate all escrowed property then held by it in the Escrow Account and release all amounts to the Administrative Agent for the benefit of the lenders under the Finance IV Credit Agreement.

Finance IV Credit Agreement

Amounts available under the Finance IV Credit Agreement were available in a single drawing on the Closing Date and amounts borrowed that are repaid or prepaid may not be re-borrowed. The Finance IV Term Loan will mature on June 27, 2023.  The Finance IV Term Loan bears interest at either (i) 4.00% per annum plus the LIBO Rate, subject to a floor of 1.00% with respect to any LIBOR Loan, or (ii) 3.00% per annum plus the Base Rate with respect to any Base Rate Loan, and will not amortize. The entire principal amount of the Finance IV Term Loan shall be due and payable on the maturity date unless the Conversion and Deemed

Issuance has previously occurred. Any interest payments payable while funds remain in the Escrow Account will be paid from the Escrow Account.

Finance IV may elect from time to time to convert all or a portion of any Base Rate Loans into LIBOR Loans or vice versa. The Finance IV Credit Agreement contains limited events of default and affirmative covenants and one negative covenant, which restricts the activities of Finance IV to those primarily relating to the GSENA Thermal Assets Acquisition and financing therefor. The obligations of Finance IV under the Finance IV Credit Agreement will be secured by any amounts in the Escrow Account from time to time.

Existing Credit Agreement

Upon the effectiveness of the Conversion and Deemed Issuance, the Existing Credit Agreement will be comprised of (i) a $2.0 billion seven-year senior secured term loan B facility, (ii) an $800 million seven-year senior secured term loan B facility and (iii) three tranches of five-year senior secured revolving credit facilities in an aggregate principal amount totaling $1,500 million (the “Revolving Facility”). The Existing Credit Agreement contains customary events of default and affirmative and negative covenants, subject to certain specified exceptions.

Escrow Agreement

Until the Escrow Release Date, interest payments on the Finance IV Term Loan will be paid from the Escrow Account. The “Delta Acquisition Escrow Conditions” include, among others and subject to certain qualifications, the satisfaction (or waiver) of the conditions applicable to the incurrence of Incremental Term Loans, the consummation of the GSENA Thermal Assets Acquisition substantially in accordance with the terms and conditions of the Delta Acquisition Agreement and the occurrence of the Delta Refinancing (as defined in the Finance IV Credit Agreement).

The Escrow Agreement requires that on each subsequent one month anniversary of the Closing Date, Finance IV will deposit (or cause to be deposited) additional funds to the Escrow Account, if any may be required, to increase the amounts deposited therein such that, after giving effect to any such deposit, the amount of funds in the Escrow Account equals the outstanding principal amount of Finance IV Term Loans plus Finance IV’s reasonable estimate of the interest which will accrue thereon from the Closing Date through the date one month after said latest deposit (less amounts actually applied to pay such interest) (or such shorter period as will end on the GSENA Thermal Assets Acquisition Deadline). However, as of the Closing Date, Finance IV has contributed aggregate funds in the Escrow Account, which would be sufficient to repay the Finance IV Term Loan plus any interest that may accrue thereon for a period of six months from the Closing Date.

The descriptions of the Finance IV Credit Agreement, the Escrow Agreement, the Existing Credit Agreement, the Incremental Amendment and the Waiver contained herein are qualified in their entirety by reference to the terms of the agreements included as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above with respect to the Finance IV Credit Agreement and the Incremental Amendment is incorporated by reference into this Item 2.03.

Item 7.01      Regulation FD Disclosure

On June 23, 2016, the Company issued a press release announcing the completion of the pricing and allocation of the Finance IV Term Loan. A copy of the press release is being furnished pursuant to Regulation FD, promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K and SEC Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statement set forth therein.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document

10.1	Term Loan Credit Agreement, dated June 27, 2016, among Dynegy Finance IV, Inc., various lenders and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.2

Escrow Agreement, dated June 27, 2016, among Dynegy Finance IV, Inc., Wilmington Trust, National Association, as escrow agent and securities intermediary, and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.3

Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013 File No. 001-33443).

10.4	Third Amendment to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.

10.5	Waiver to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the lenders party thereto.

99.1	Press release dated June 23, 2016, announcing the completion of the pricing and allocation of the Finance IV Term Loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2016	DYNEGY INC.
(Registrant)
	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Term Loan Credit Agreement, dated June 27, 2016, among Dynegy Finance IV, Inc., various lenders and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.2

Escrow Agreement, dated June 27, 2016, among Dynegy Finance IV, Inc., Wilmington Trust, National Association, as escrow agent and securities intermediary, and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.3

Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013 File No. 001-33443).

10.4	Third Amendment to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.

10.5	Waiver to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the lenders party thereto.

99.1	Press release dated June 23, 2016, announcing the completion of the pricing and allocation of the Finance IV Term Loan.